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                                                                      EXHIBIT 21

                               COGNEX CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT

At December 31, 2006, the registrant had the following subsidiaries, the financial statements of which are all included in the consolidated financial statements of the registrant:

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
       NAME OF SUBSIDIARY          STATE/COUNTRY OF INCORPORATION   PERCENT OWNERSHIP
       ------------------          ------------------------------   -----------------
Cognex Technology and Investment
   Corporation                     California                              100%
Cognex Canada Technology, Inc.     California                              100%
Cognex Foreign Sales Corporation   Barbados                                100%
Cognex Distribution Corporation    Georgia                                 100%
AssistWare Technology, Inc.        Pennsylvania                            100%
Vision Drive, Inc.                 Delaware                                100%
Cognex Canada, Inc.                Delaware                                100%
Cognex K.K.                        Japan                                   100%
Cognex International, Inc.         Delaware                                100%
Cognex Europe, Inc.                Delaware                                100%
Cognex Europe, b.v.                Netherlands                             100%
Cognex, Ltd.                       Ireland                                 100%
Cognex Germany, Inc.               Massachusetts                           100%
Cognex UK Ltd.                     United Kingdom                          100%
Cognex Finland Oy                  Finland                                 100%
Cognex Singapore, Inc.             Delaware                                100%
Cognex Korea, Inc.                 Delaware                                100%
Cognex Taiwan, Inc.                Delaware                                100%
Cognex Asia, Inc.
(formerly Cognex China, Inc.)      Delaware                                100%
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